7

Exhibit 99.3

KELLY SERVICES, INC.

2006 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from Services:
Americas - Commercial	$714,465	$738,734	$723,762	$739,118	$2,916,079
Americas - PTSA	280,736	276,764	273,482	277,347	1,108,329

Americas - Total	995,201	1,015,498	997,244	1,016,465	4,024,408

International - Commercial	308,679	342,832	362,187	364,842	1,378,540
International - PTSA	31,725	34,556	37,480	40,069	143,830

International - Total	340,404	377,388	399,667	404,911	1,522,370

Consolidated Total	$1,335,605	$1,392,886	$1,396,911	$1,421,376	$5,546,778

Gross Profit Rate:
Americas - Commercial	14.9%	15.1%	15.4%	15.9%	15.4%
Americas - PTSA	16.5	16.3	17.5	17.9	17.1
Americas - Total	15.4	15.5	16.0	16.4	15.8

International - Commercial	16.8	16.9	17.1	17.0	16.9
International - PTSA	25.2	24.8	25.1	25.6	25.2
International - Total	17.6	17.6	17.8	17.9	17.7

Consolidated Total	16.0%	16.0%	16.5%	16.8%	16.3%

Expense Rate:
Americas - Commercial	12.0%	11.6%	11.9%	11.9%	11.8%
Americas - PTSA	11.3	11.5	12.0	12.4	11.8
Americas - Total	11.8	11.5	11.9	12.0	11.8

International - Commercial	17.6	17.0	16.2	17.0	16.9
International - PTSA	24.6	25.1	24.3	25.0	24.7
International - Total	18.2	17.8	16.9	17.8	17.6

Consolidated Total	15.0%	14.6%	14.9%	15.3%	14.9%

Earnings (Loss) from Operations:
Americas - Commercial	$21,133	$26,381	$25,804	$29,600	$102,918
Americas - PTSA	14,562	13,454	15,024	15,134	58,174

Americas - Total	35,695	39,835	40,828	44,734	161,092

International - Commercial	(2,339)	(558)	3,209	255	567
International - PTSA	180	(78)	288	251	641

International - Total	(2,159)	(636)	3,497	506	1,208

Corporate Expense	(20,740)	(19,235)	(21,345)	(22,939)	(84,259)

Consolidated Total	$12,796	$19,964	$22,980	$22,301	$78,041